
                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)




                                                                                                     Three Months Ended
                                                                                                  6/27/98         6/28/97
                                                                                                  -------         -------

Net Earnings Applicable to Common Stock:

    Net Earnings                                                                         $         (2,683) $            192
    Deduct Preferred Cash Dividends                                                                     -                 -
                                                                                         ----------------------------------
        Net Earnings Applicable to
      Common Stock                                                                       $         (2,683) $            192
                                                                                         ==================================

Weighted Average Common
  Shares Outstanding                                                                            5,954,574         5,939,680
Effect of Common Stock Equivalent                                                                       -                 -
                                                                                          ---------------------------------
Weighted Average Common Shares Outstanding
for Primary Earnings per Share                                                                  5,954,574         5,939,680
                                                                                          =================================
Basic and Diluted
  Earnings Per Share                                                                       $         (.45)    $         .03
                                                                                           ================================